                                                                    Exhibit 3.20


                         CERTIFICATE OF INCORPORATION
                             STATE OF CONNECTICUT
                            SECRETARY OF THE STATE


     The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

     1.     The name of the corporation is CRYSTAL WATERFORD WILSONS, INC.

     2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

     To do any lawful business and to buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

     One hundred (100) shares, common stock, all of which are without par value.

     4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

     NONE

     5. The minimum amount of stated capital with which the corporation shall commence business is One Thousand ($1,000.00) dollars. (Not less than one thousand dollars)

     6.(7)  Other provisions:

     NONE

Dated at New York, N.Y. this 18th day of June, 1984

     I/We hereby declare under the penalties of false statement, that the statements made in the foregoing certificate are true.

                              Name of Incorporators


                              /s/  John S. Hoenigmann
                              ------------------------------------
                              John S. Hoenigmann

                              /s/  Leif A. Tonnessen
                              ------------------------------------
                              Leif A. Tonnessen

                              /s/  Ann Patalano
                              ------------------------------------
                              Ann Patalano

                  APPOINTMENT OF STATUTORY AGENT FOR SERVICE

TO:  The Secretary of the State of Connecticut

NAME OF CORPORATION:  CRYSTAL WATERFORD WILSONS, INC.

     The above corporation appoints as its statutory agent for service, one of the following:

NAME OF CONNECTICUT CORPORATION:  United States Corporation Company

ADDRESS OF PRINCIPAL OFFICE IN CONN.:  750 Main Street, Hartford, Ct. 06103

                                 AUTHORIZATION

          Name of Incorporator:                 Date:  June 18, 1984

               John S. Hoenigmann       /s/  John S. Hoenigmann
                                        ----------------------------------------

               Leif A. Tonnessen        /s/  Leif A. Tonnessen
                                        ----------------------------------------

               Ann Patalano             /s/  Ann Patalano
                                        ----------------------------------------

                                  ACCEPTANCE

ACCEPTED:  United States Corporation Company
           (Name of Statutory Agent for Service)

                             CERTIFICATE OF MERGER

                                      OF

                        BUCKLAND HILLS PELLE CUIR, INC.
                          DANBURY FAIR WILSONS, INC.
                         MERIDEN SQUARE WILSONS, INC.
                          TRUMBULL PARK WILSONS, INC.
          WILSONS/GEORGETOWN LEATHER DESIGN OF FARMINGTON, CT., INC.
                                      AND
           WILSONS/GEORGETOWN LEATHER DESIGN OF STAMFORD, CT., INC.

                                 WITH AND INTO

                        CRYSTAL WATERFORD WILSONS, INC.


To the Secretary of State
State of Connecticut

     Pursuant to the provisions of the Stock Corporation Act of the State of Connecticut governing the merger of two or more domestic corporations with and into one said domestic corporation, it is hereby certified that:

     1. The names of the merging corporations are BUCKLAND HILLS PELLE CUIR, INC., DANBURY FAIR WILSONS, INC., MERIDEN SQUARE WILSONS, INC., TRUMBULL PARK WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF FARMINGTON, CT., INC. AND WILSONS/GEORGETOWN LEATHER DESIGN OF STAMFORD, CT., INC., each of which is a business corporation organized under the laws of the State of Connecticut (the "Terminating Corporations"), and CRYSTAL WATERFORD WILSONS, INC., which is a business corporation organized under the laws of the State of Connecticut ("Crystal Waterford").

     2. Annexed hereto as Exhibit a and made a part hereof is the Plan of Merger (the "Plan") for merging the Terminating Corporations with and into the Crystal Waterford, as approved by resolution duly adopted by the Board of Directors of each of the Terminating Corporations and by resolution duly adopted by the Board of Directors of Crystal Waterford.

     3. The shareholder vote required to approve and adopt the Plan on behalf of each of the Terminating Corporations was 67 votes.

     4. The vote for approval and adoption of the plan on behalf of each of the Terminating Corporations was 100 votes.

     5. The shareholder vote required to approve and adopt the Plan on behalf oF Crystal Waterford was 67 votes.

     6. The vote for approval and adoption of the Plan on behalf of the Crystal Waterford was 100 votes.

     7. The Plan provides that Crystal Waterford will continue its existence as the surviving corporation under the name "Wilsons Leather of Connecticut Inc." pursuant to the provisions of the Stock Corporation Act of the State of Connecticut.

     8. The Plan provides that the effective time and date of the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

     The undersigned officers of each of the Terminating Corporations do hereby state under the penalties of false statement that the statements pertaining to the Terminating Corporations contained in the foregoing Certificate of Merger are true.

                              BUCKLAND HILLS PELLE CUIR, INC.
                              DANBURY FAIR WILSONS, INC.
                              MERIDEN SQUARE WILSONS, INC.
                              TRUMBULL PARK WILSONS, INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF FARMINGTON, CT., INC.
                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF STAMFORD, CT., INC.


                              By:  /s/  David L. Rogers
                                 -----------------------------------------------
                              Name:      David L. Rogers
                              Capacity:  President of Each


                              By:  /s/  Jonathan G. Halper
                                 -----------------------------------------------
                              Name:      Jonathan G. Halper
                              Capacity:  Secretary of Each

Executed on July 19, 1996

     The undersigned officers of Crystal Waterford do hereby state under the penalties of false statement that the statements pertaining to Crystal Waterford contained in the foregoing Certificate of Merger are true.

                              CRYSTAL WATERFORD WILSONS, INC.


                              By:  /s/  David L. Rogers
                                 -----------------------------------------------
                              Name:      David L. Rogers
                              Capacity:  President


                              By:  /s/  Jonathan G. Halper
                                 -----------------------------------------------
                              Name:      Jonathan G. Halper
                              Capacity:  Secretary

                                                                       EXHIBIT A


                                PLAN OF MERGER


     BUCKLAND HILLS PELLE CUIR, INC., DANBURY FAIR WILSONS, INC., MERIDEN SQUARE WILSONS, INC., TRUMBULL PARK WILSONS, INC., WILSONS/GEORGETOWN LEATHER DESIGN OF FARMINGTON, CT., INC. and WILSONS/GEORGETOWN LEATHER DESIGN OF STAMFORD, CT., INC., all Connecticut corporations (the "Terminating Corporations"), and CRYSTAL WATERFORD WILSONS, INC., a Connecticut corporation ("Crystal Waterford"), shall merge into a single corporation pursuant to the Stock Corporation Act of the State of Connecticut upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Crystal Waterford (the "Merger") shall be effective at the close of business on August 3, 1996, and Crystal Waterford shall be the surviving corporation following the Merger (the "Surviving Corporation"). Pursuant to the amendment to its Certificate of Incorporation effected below, the name which the Surviving Corporation is to have upon effectiveness of the Merger is "Wilsons Leather of Connecticut Inc."

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Crystal Waterford shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Crystal Waterford, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Connecticut.

     (4) The Certificate of Incorporation and By-Laws of Crystal Waterford in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Crystal Waterford, shall continue as, and shall be deemed to be, the Certificate of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Connecticut, except that, upon the effectiveness of the Merger, Article 1 of said Certificate of Incorporation shall be deemed to be amended to read in its entirety as follows:

     "1.  The name of the corporation is Wilsons Leather of Connecticut Inc."

     (5) The directors of Crystal Waterford immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Crystal Waterford immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.